INVESCO INTERNATIONAL CORE EQUITY FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER :        811-6463
SERIES NO.:          11

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
72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A               $   995
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Class B               $    81
            Class C               $   196
            Class R               $    40
            Class Y               $    37
            Investor Class        $   346
            Institutional Class   $ 5,062
73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Class A                0.1694
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Class B                0.0867
            Class C                0.0867
            Class R                0.1421
            Class Y                0.1955
            Investor Class         0.1694
            Institutional Class    0.2377
74U.    1   Number of shares outstanding (000's Omitted)
            Class A                 4,111
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                   766
            Class C                 2,091
            Class R                   262
            Class Y                   182
            Investor Class          1,956
            Institutional Class    21,425
74V.    1   Net asset value per share (to nearest cent)
            Class A               $ 10.59
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $ 10.60
            Class C               $ 10.33
            Class R               $ 10.60
            Class Y               $ 10.76
            Investor Class        $ 10.75
            Institutional Class   $ 10.59
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